UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2016

EARTH SCIENCE TECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55000	45-4267181
(Commission File Number)	(IRS Employer Identification No.)

8000 NW 31st Street, Suite 19 Doral, FL	33122
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (305) 615-2118

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officers and Directors

Matthew Cohen has resigned from the Acting CEO role, CFO, and Director, as of October 1, 2016.

Appointment of Officers and Directors

Nickolas Tabraue was appointed October 31, 2016 as President of Earth Science Tech, Inc. with the continue roles of COO and Director.

Michel Aube was appointed October 31, 2016 as CEO & CSO (Chief Science Officer) of Earth Science Tech, Inc.

There are no transactions between Dr. Aube and the corporation that are reportable under Item 404(a) of Regulation S-K. There are no family relationships among our directors or executive officers.

Biological Information

Dr. Michel Aubé has wide-ranging expertise in the life sciences. As a microbiologist he furthered his graduate studies at Laval University, earning a Master’s degree in Cell Biology and Molecular Physiology as well as a PhD in Physiology-Endocrinology. In addition, he created and taught three postdoctoral courses in Immunology. His scientific research in Sexually Transmitted Infections (STIs), Cancer and Stem Cell biology has been published in several prestigious medical journals. Dr. Aubé has received a number of Awards for Excellence from the Network for environmental health research and childhood diseases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: October 25, 2017	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue
President and COO